Contact:

Jenny Bruso
Director, Investor Relations
Universal Technical Institute, Inc.
(623) 445-9351

Universal Technical Institute Reports Fiscal Year 2011 Second Quarter Results

PHOENIX, ARIZ. – May 3, 2011 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported net revenues for the second quarter ended March 31, 2011 of $114.2 million, an 8.1 percent increase from $105.6 million for the second quarter of the prior year. Net income for the second quarter ended March 31, 2011 was $7.0 million, an increase of 15.7 percent from $6.0 million for the second quarter of the prior year. Earnings per share for the second quarter ended March 31, 2011 was 28 cents per diluted share as compared to 25 cents per diluted share for the second quarter ended March 31, 2010.

Net revenues for the six months ended March 31, 2011 were $231.6 million, a 10.7 percent increase from $209.2 million for the six months ended March 31, 2010. Net income for the six months ended March 31, 2011 was $17.3 million, an increase of 12.6 percent as compared to net income of $15.3 million for the six months ended March 31, 2010. Earnings per share for the six months ended March 31, 2011 was 70 cents per diluted share as compared to 63 cents per diluted share for the six months ended March 31, 2010.

Return on equity1 for the trailing four quarters ended March 31, 2011 was 26.2 percent compared to 25.6 percent for the trailing four quarters ended Sept. 30, 2010.

“We continue to evaluate and adjust to both the macro economic and regulatory environments,” said Kimberly McWaters, chief executive officer. “Additionally, we are focused on improving efficiencies and aligning our cost structure with our student populations and resulting revenue. While our emphasis on graduate placement is proving effective, we believe there is still work to be done and further improvement to be seen.”

Student Metrics

	Three Months Ended		Six Months Ended
			March 31,
	March 31,
	2011	2010	2011	2010
		(Rounded to hundreds)
Total starts	3,600	4,100	7,000	8,000
Average undergraduate full-time student enrollment	18,800	18,200	19,600	18,500
End of period undergraduate full-time student enrollment	18,400	18,300	18,400	18,300

[1]	Return on equity is calculated as the sum of net income for the last four quarters divided by the average of total shareholders’ equity balances at the end of each of the last five quarters.
Second Quarter Operating Performance

For the second quarter of fiscal 2011, revenues were $114.2 million, an 8.1 percent increase from $105.6 million for last year’s second quarter. The increase in revenues primarily relates to an increase in average undergraduate full-time student enrollment of 3.3 percent coupled with an increase in tuition rates. During the second quarter of fiscal 2011 and 2010, tuition revenue excluded $1.5 million and $2.5 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenue when payments are received.

Operating income and margin for the second quarter of fiscal 2011 was $11.4 million and 10.0 percent, respectively, compared to operating income and margin of $9.9 million and 9.4 percent, respectively, in the same period last year. The improvement in operating income is primarily attributable to the increase in revenues, partially offset by an increase in compensation and benefits and depreciation expense.

The three months ended March 31, 2011 included a $2.3 million reduction in compensation and benefits related to modifications to our incentive compensation plans.

For the three months ended March 31, 2011, the Dallas/Ft. Worth campus had revenues of $2.5 million and incurred $3.7 million in operating expenses, which includes $1.6 million in corporate allocations. For the three months ended March 31, 2010, the Dallas/Ft. Worth campus incurred $1.0 million in operating expenses, which includes $0.6 million in corporate allocations.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of fiscal 2011 was $17.9 million compared to $14.7 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Six Month Operating Performance

Revenues for the six months ended March 31, 2011 were $231.6 million, a 10.7 percent increase from $209.2 million for the six months ended March 31, 2010.

Operating income and margin for the six months ended March 31, 2011 were $28.2 million and 12.2 percent, respectively, compared to $24.9 million and 11.9 percent, respectively, for the six months ended March 31, 2010. The increase in operating income and margin are related to the increases in revenues, partially offset by increases in compensation and benefits, depreciation expense and advertising expense.

For the six months ended March 31, 2011, the Dallas/Ft. Worth campus had revenues of $4.3 million and incurred $6.9 million in operating expenses, which includes $3.1 million in corporate allocations. For the six months ended March 31, 2010, the Dallas/Ft. Worth campus incurred $1.6 million in operating expenses, which includes $1.0 million in corporate allocations.

Net income for the six months ended March 31, 2011 was $17.3 million, or 70 cents per diluted share, as compared to net income of $15.3 million, or 63 cents per diluted share, for the six months ended March 31, 2010.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the six months ended March 31, 2011 was $41.1 million compared to $34.5 million for the six months ended March 31, 2010. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $91.9 million at March 31, 2011, compared to $81.1 million at Sept. 30, 2010. At March 31, 2011, shareholders’ equity totaled $129.6 million as compared to $108.4 million at Sept. 30, 2010.

Cash flow provided by operating activities was $17.1 million and $28.9 million for the three months and six months ended March 31, 2011, respectively, compared with $7.8 million and $25.2 million for the three months and six months ended March 31, 2010.

2011 Outlook

Given challenges presented by the economic and regulatory environment, we anticipate new students for the year will be below fiscal 2010 levels producing low single-digit revenue growth for the year. Given the lower than anticipated student populations, we are evaluating implementing meaningful cost structure changes during the second half of the year. With a heightened focus on improving efficiencies and cost containment we still expect operating margins for the year in the range of 11 percent to 13 percent. This guidance excludes any impact from charges for any cost reductions as well as from new regulations which we cannot fully estimate at this time. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call

Management will hold a conference call to discuss the fiscal 2011 second quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through May 11, 2011 by dialing 412-317-0088 or 877-344-7529 and entering pass code 450066.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians.  During the past 45 years, UTI has graduated more than 140,000 students. The organization offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers.  Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

For more information about Universal Technical Institute, Inc. and its training programs, visit www.uti.edu.

(Tables Follow)
UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

		Three Months Ended		Six Months Ended
		March 31,		March 31,
		2011	2010	2011	2010
			(In thousands, except per share amounts)
Revenues		$114,161	$105,631	$231,608	$209,153
Operating expenses:
	Educational services and facilities	57,692	51,593	111,528	100,520
	Selling, general and administrative	45,079	44,154	91,837	83,693

	Total operating expenses	102,771	95,747	203,365	184,213

Income from operations		11,390	9,884	28,243	24,940

Other income:
Interest income, net		55	74	143	118
Other income		125	116	255	251

	Total other income	180	190	398	369

Income before income taxes		11,570	10,074	28,641	25,309
Income tax expense		4,575	4,028	11,390	9,983

Net income		$6,995	$6,046	$17,251	$15,326

Earnings per share:
Net income per share – basic		$0.29	$0.25	$0.71	$0.64

Net income per share – diluted		$0.28	$0.25	$0.70	$0.63

Weighted average number of shares outstanding:
	Basic	24,366	23,957	24,323	23,891

	Diluted	24,668	24,497	24,629	24,401

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		March 31,	September 30,
		2011	2010
		($’s in thousands)
Assets
Current assets:
Cash and cash equivalents		$52,676	$48,974
Investments, current portion		34,644	28,528
Receivables, net		29,849	19,253
Deferred tax assets		6,777	8,840
	Prepaid expenses and other current assets	10,409	9,836

	Total current assets	134,355	115,431
Investments, less current portion		4,541	3,596
Property and equipment, net		106,186	99,040
Goodwill		20,579	20,579
Other assets		4,636	3,853

Total assets		$270,297	$242,499

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$48,772	$53,906
Deferred revenue		68,569	63,276
Accrued tool sets		5,080	5,066
Other current liabilities		67	66

	Total current liabilities	122,488	122,314
Deferred tax liabilities		2,607	933
Deferred rent liability		10,105	5,621
Other liabilities		5,501	5,239

	Total liabilities	140,701	134,107

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	29,272,659 shares issued and 24,402,433
	shares outstanding at March 31, 2011 and
	29,148,585 shares issued and 24,278,359
	shares outstanding at September 30, 2010	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		153,965	150,012
	Treasury stock, at cost, 4,870,226 shares at March 31, 2011
	and September 30, 2010	(76,506)	(76,506)
Retained earnings		52,134	34,883

	Total shareholders’ equity	129,596	108,392

Total liabilities and shareholders’ equity		$270,297	$242,499

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	March 31,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$17,251	$15,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,228	8,834
Amortization of held-to-maturity investments	479	729
Bad debt expense	3,802	2,979
Stock-based compensation	3,515	3,341
Excess tax benefit from stock-based compensation	(339)	(1,311)
Deferred income taxes	3,737	(319)
Loss on disposal of property and equipment	788	80
Changes in assets and liabilities:
Receivables	(10,931)	441
Prepaid expenses and other current assets	(731)	(411)
Other assets	(789)	79
Accounts payable and accrued expenses	(7,079)	(4,672)
Deferred revenue	5,293	2,309
Income tax receivable	(3,212)	(2,421)
Accrued tool sets and other current liabilities	15	527
Deferred rent liability	4,484	(35)
Other liabilities	358	(247)

Net cash provided by operating activities	28,869	25,229

Cash flows from investing activities:
Purchase of property and equipment	(18,151)	(14,567)
Proceeds from disposal of property and equipment	40	1
Purchase of investments	(26,200)	(26,484)
Proceeds received upon maturity of investments	18,660	4,874

Net cash used in investing activities	(25,651)	(36,176)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	493	3,314
Payment of payroll taxes on stock-based compensation through shares withheld	(348)	(523)
Excess tax benefit from stock-based compensation	339	1,311
Net cash used in financing activities	484	4,102

Net increase (decrease) in cash and cash equivalents	3,702	(6,845)
Cash and cash equivalents, beginning of period	48,974	56,199

Cash and cash equivalents, end of period	$52,676	$49,354

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended			Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
			(In thousands)
Net income	$6,995	$6,046	$17,251	$15,326
Interest income, net	(55)	(74)	(143)	(118)
Income tax expense	4,575	4,028	11,390	9,983
Depreciation and amortization	6,355	4,690	12,645	9,320

EBITDA	$17,870	$14,690	$41,143	$34,511

# # #